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                                                                   EXHIBIT 10.23


                                 AMENDMENT NO. 1
                                     TO THE
                    AMENDED AND RESTATED LICENSE AND RESEARCH
                             COLLABORATION AGREEMENT

        This Amendment No. 1 (the "Amendment") to the Amended and Restated License and Research Collaboration Agreement (the "Collaboration Agreement") is made effective as of January 1, 1997 (the "Effective Date") by and between GenQuest, Inc., a Delaware corporation, having its principal place of business at 1124 Columbia Street, Suite 464, Seattle, Washington 98104 ("GenQuest") and Corixa Corporation, a Delaware corporation having its principal place of business at 1124 Columbia Street, Suite 464, Seattle, Washington 98104 ("Corixa").

                                    RECITALS

        GenQuest and Corixa entered into the Collaboration Agreement dated as of December 23, 1996 pursuant to which GenQuest and Corixa agreed to collaborate in the discovery and characterization of novel genes through functional assays for treatment of cancer or preneoplastic cell proliferation diseases in humans and animals, with a view to developing technology and/or possible products for use and/or sale by the parties.

        GenQuest and Corixa now wish to amend the Collaboration Agreement in certain respects as hereinafter provided.

        Except as otherwise provided herein, definitions of capitalized words shall be those set forth in the Collaboration Agreement.

        The parties now agree as follows:

                                    AMENDMENT

        Section 3.2 of Article 3 of the Collaboration Agreement is amended in its entirety to read as follows:

        "3.2 Research Efforts and Funding.

               (a) During the Research Term, the parties shall maintain scientific staff, laboratories, offices and other facilities appropriate and necessary to carry out the Research Plan in accordance with the terms of the Research Plan and shall expend best efforts to achieve the objectives of the Research Plan. Each of the parties shall keep detailed records of its Research expenditures in accordance with Section 13.3 hereof and shall deliver to the other party, on a quarterly basis, a report of such expenditures.

               (b) Corixa shall use its best efforts to perform the Research Services set forth in the Research Plan. In that connection, during the Research Term, Corixa agrees to dedicate to the performance of the Research at least the number of full-time equivalent person-years ("FTEs") per year set forth in
Schedule 3.2. It is understood that the FTEs assigned to the


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Research shall be qualified scientists or experts as is required for work to be conducted under the Research. Corixa shall keep contemporaneous written records of FTEs allocated to the Research such as payroll records, time sheets or equivalent. In addition, to further the purposes of the Research, during the Research Term each party may, at such maximum cost, provide certain of its employees to work or meet from time to time at the other party's facilities, subject to approval by the Research Management Committee; provided, however, that any such employees shall be subject to appropriate confidentiality provisions to be agreed upon by the parties.

               (c) GenQuest shall provide research funding in support of the Research Plan during each of the years ended December 31, 1998 and December 31, 1999 in a minimum amount equal to [***] of the research funding paid during the year ended December 31, 1997 (the "Annual Research Funding"). [***] The Research Plan shall be updated by the Research Management Committee pursuant to Section
3.1 to provide for the Annual Research Funding set forth in this Section 3.2(c). GenQuest shall pay the Annual Research Funding for each of 1998 and 1999 in four equal installments payable to Corixa at the beginning of each calendar quarter."

                                ENTIRE AGREEMENT

        Except as provided otherwise herein, all other terms and conditions of the Collaboration Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     CORIXA CORPORATION


                                     By: /s/ MARK McDADE
                                         -------------------------------
                                     Name: Mark McDade
                                           -----------------------------
                                     Title: COO
                                            ----------------------------

                                     GENQUEST, INC.


                                     By: /s/ ALAN D. FRAZIER
                                         -------------------------------
                                     Name: Alan D. Frazier
                                           -----------------------------
                                     Title: Chairman of the Board
                                            ----------------------------

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